EXHIBIT 16.1

July 12, 2010

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs:

We have read Item 4.01(a) of AcuNetx’s Report on Form 8-K, dated July 12, 2010 and agree with the statements made therein.

Yours truly,

/s/ Spector & Associates, LLP

Spector & Associates, LLP
Pasadena, CA